UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2013

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 North Russell Street Portland, OR	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (503) 766-6420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of David Howitt as Director

On January 30, 2013, the Board of Directors of Respect Your Universe, Inc. (“RYU”) appointed David Howitt to be a Director of the Company, filling a vacancy on the Board of Directors.

David Howitt, age 44, is founder and CEO of the Meriwether Group since 2004, a brand consulting, venture capital, and marketing firm that has fostered the success of numerous next-generation outdoor and natural and healthy lifestyle companies. Mr. Howitt is an accomplished entrepreneur with 20 years of experience providing business strategy and legal counsel to global Fortune 100 companies, launching and developing successful startups, and funding the next wave of innovative consumer-oriented businesses. His accomplishments include investing in, securing funding for, and helping to develop a business vision for several successful brands including adidas, Stumptown Coffee, HotChalk, Living Harvest, Naturally Advanced Technologies, and Organic Style. He has also provided financial expertise, operational guidance, and strategic vision to a wide range of companies including Nike, Under Armour, Stumptown Coffee, Citizen, adidas, Salomon, Li Ning, Nautilus, TaylorMade, Coty, Stelux, Silhouette, and Burgerville. David earned his BA from Denison University and his J.D. from Lewis & Clark Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	February 4, 2013

By:	/s/ Aaron Loreth
Aaron Loreth
Corporate Secretary